Exhibit 99.1

News Release
Media Contact:	Ron Rogers	Investor Contact:	Scott Gleason
	(801) 584-3065		(801) 584-1143
	rrogers@myriad.com		sgleason@myriad.com

Myriad Genetics Reports Fiscal Second-Quarter 2018 Financial Results

•	Total Revenues of $194.0 Million
•	GAAP Diluted EPS of $0.45 and Adjusted EPS of $0.31 Up 19 Percent
•	Company Raises Financial Guidance for Fiscal Year 2018

SALT LAKE CITY, Feb. 6, 2018 – Myriad Genetics, Inc. (NASDAQ: MYGN), a global leader in molecular diagnostics and personalized medicine, today announced financial results for its fiscal second-quarter 2018, provided an update on recent business highlights, raised its fiscal year 2018 financial guidance, and issued fiscal third-quarter 2018 financial guidance.

"We exceeded our financial expectations in the first half of fiscal year 2018 as a result of strong hereditary cancer volume trends, solid GeneSight® revenue growth, and significant progress on our Elevate 2020 profitability program,” said Mark C. Capone, president and CEO, Myriad Genetics. “Based upon this strong performance we are increasing our financial guidance for fiscal 2018. We remain highly encouraged that our strategy to build upon the solid foundation of our hereditary cancer business with diversified revenues from our industry-leading pipeline of new products will deliver significant future revenue and earnings growth.”

Financial Highlights

The following table summarizes the financial results for the fiscal second-quarter 2018:

Revenue
	Fiscal Second-Quarter
($ in millions)	2018	2017	% Change
Molecular diagnostic testing revenue
Hereditary cancer testing revenue	$126.9	$143.9	(12%)
GeneSight testing revenue	31.7	21.7	46%
Vectra DA testing revenue	11.1	10.7	4%
Prolaris testing revenue	5.0	3.1	61%
EndoPredict testing revenue	2.0	1.6	25%
Other testing revenue	2.5	2.9	(14%)
Total molecular diagnostic testing revenue	179.2	183.9	(3%)
Pharmaceutical and clinical service revenue	14.8	12.6	18%
Total Revenue	$194.0	$196.5	(1%)

Income Statement
	Fiscal Second-Quarter
($ in millions)	2018	2017	% Change
Total Revenue	$194.0	$196.5	(1%)
Gross Profit	149.6	152.1	(2%)
Gross Margin	77.1%	77.4%
Operating Expenses	145.2	135.1	8%
Operating Income	4.4	17.0	(74%)
Operating Margin	2.3%	8.7%
Adjusted Operating Income	28.2	23.6	20%
Adjusted Operating Margin	14.5%	12.0%
Net Income	32.1	5.9	444%
Diluted EPS	0.45	0.09	400%
Adjusted EPS	$0.31	$0.26	19%

Business Highlights

•	Hereditary Cancer
o	Achieved the fourth consecutive quarter of year-over-year volume growth and again exceeded our three percent fiscal 2018 volume growth target.
o

Presented pivotal validation data for riskScore® at the San Antonio Breast Cancer Symposium (SABCS) with data from over 1,617 women. The results show that riskScore is a highly statistically significant predictor of the 5-year and lifetime risk of breast cancer (p=5.2x10-39 and p=4.1x10-35, respectively).

o	Successful commercial launch of riskScore led to an acceleration in preventive care hereditary cancer test volumes.

•	GeneSight®
o

Announced data from 1,200 patient prospective randomized controlled trial showing GeneSight led to a highly statistically significant improvement in the gold-standard outcomes of response and remission (p<0.01 and p=0.01 respectively).

o	GeneSight revenue increased 46 percent year-over-year with double-digit, sequential volume growth.
o	Announced top-line data from 2,000 patient IMPACT study demonstrating that with GeneSight primary care physicians saw even better outcomes when compared to psychiatrists.
o

Announced the PRIME Care study in conjunction with the Department of Veterans Affairs, which will be a randomized controlled trial enrolling over 2,000 patients with major depressive disorder at 21 VA medical centers. The Department of Veterans Affairs has committed over $12 million to fund the study, which will evaluate how the GeneSight test influences the key endpoints of remission, response, and symptom improvement relative to patients receiving standard of care therapy.

•	Vectra DA®
o

Presented data at the American College of Rheumatology (ACR) meeting demonstrating that Vectra DA® was more than three times better at predicting radiographic progression compared to conventional measures of disease activity.

o

Presented new clinical utility data from 60,596 patients demonstrating that physicians use Vectra DA scores to change treatment decisions appropriately. The study found that in patients who were naive to biologics, rheumatologists were 118 percent more likely to recommend a biologic for patients with a high Vectra DA score when compared to patients with a low Vectra DA score.  For patients already on a biologic, rheumatologists were 158 percent more likely to change therapy for those with high Vectra DA scores compared to those with low Vectra DA scores.

o

Submitted a new publication on Vectra DA showing the change in Vectra DA scores required to recommend a modification in treatment. This clinical utility data will be utilized to add a medical management protocol to the Vectra DA test report.

o

Published clinical utility study for a new indication in the Annals of Rheumatic Diseases demonstrating that in over 70,000 Medicare patients there was a strong link between Vectra DA score and cardiovascular disease.

•	Prolaris®
o	Finalized Medicare Local Coverage Decision (LCD) for favorable intermediate prostate cancer patients.
o	Prolaris volumes grew in the double-digits on a year-over-year basis.
•	EndoPredict®
o	United States test volumes increased over 70 percent on a sequential basis.
o

Presented chemopredictive data at SABCS demonstrating the ability of EndoPredict to predict response to neoadjuvant therapy in 217 women with HR+ breast cancer. The study found that patients with a low EndoPredict score were significantly more responsive to endocrine therapy (p=0.015) and women with a high EndoPredict score were significantly more responsive to neoadjuvant chemotherapy (p=0.0001).

•	Companion Diagnostics
o	Received FDA approval for BRACAnalysis® CDx as a companion diagnostic in conjunction with AstraZeneca’s Lynparza (olaparib) for HER2- metastatic breast cancer.
o

Pfizer presented positive data from the phase 3 EMBRACA trial in metastatic breast cancer using talazoparib, Pfizer’s  investigational PARP inhibitor and Myriad’s BRACAnalysis CDx test as a companion diagnostic. Myriad plans to submit a supplementary premarket approval application to the U.S. Food and Drug Administration under its existing PMA for BRACAnalysis CDx to include talazoparib.

o

Announced an expanded research agreement with AstraZeneca using the company's myChoice® HRD Plus test in an exploratory analysis to identify women with advanced ovarian cancer who may benefit from maintenance treatment with Lynparza (olaparib) and Avastin (bevacizumab).

•	Impact of Tax Reform
o

The company estimates that the tax reform legislation will positively benefit our fiscal 2018 full year adjusted earnings per share by approximately $0.06 with $0.02 recorded in the fiscal second quarter, and the remaining $0.04 benefit anticipated across the second half of fiscal year 2018.

Fiscal Year 2018 and Fiscal Third-Quarter 2018 Financial Guidance

Below is a table summarizing Myriad’s fiscal year 2018 and fiscal third-quarter 2018 financial guidance:

	Revenue	GAAP Diluted Earnings Per Share	Adjusted Earnings Per Share
Fiscal Year 2018	$760-$770 million	$1.82-$1.87	$1.11-$1.16

Fiscal Third-Quarter 2018	$186-$188 million	$0.11-$0.13	$0.26-$0.28

These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release.  The Company will provide further details on its business outlook during the conference call today to discuss the fiscal second-quarter financial results, fiscal year 2018 financial guidance, and fiscal third-quarter 2018 financial guidance.

Conference Call and Webcast

A conference call will be held today, Tuesday, February 6, 2018, at 4:30 p.m. ET to discuss Myriad’s financial results for the fiscal second-quarter, business developments and financial guidance.  The dial-in number for domestic callers is 1-800-699-0623.  International callers may dial 1-303-223-4362.  All callers will be asked to reference reservation number 21879835.  An archived replay of the call will be available for seven days by dialing (800) 633-8284 and entering the reservation number above.  The conference call along with a slide presentation will also will be available through a live webcast at www.myriad.com.

About Myriad Genetics

Myriad Genetics Inc., is a leading personalized medicine company dedicated to being a trusted advisor transforming patient lives worldwide with pioneering molecular diagnostics.  Myriad discovers and commercializes molecular diagnostic tests that: determine the risk of developing disease, accurately diagnose disease, assess the risk of disease progression, and guide treatment decisions across six major medical specialties where molecular diagnostics can significantly improve patient care and lower healthcare costs.  Myriad is focused on five strategic imperatives:  build upon a solid hereditary cancer foundation, growing new product volume, expanding reimbursement coverage for new products, increasing RNA kit revenue internationally and improving profitability with Elevate 2020.  For more information on how Myriad is making a difference, please visit the Company's website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, myPath, myRisk, Myriad myRisk, myRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, Tumor BRACAnalysis CDx, myChoice HRD, EndoPredict, Vectra, GeneSight, riskScore and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G.

MYRIAD GENETICS, INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS (Unaudited)

(in millions, except per share amounts)

	Three months ended		Six months ended
	December 31,		December 31,
	2017	2016	2017	2016
Molecular diagnostic testing	$179.2	$183.9	$358.0	$348.9
Pharmaceutical and clinical services	14.8	12.6	26.2	25.0
Total revenue	194.0	196.5	384.2	373.9
Costs and expenses:
Cost of molecular diagnostic testing	37.7	37.4	73.9	71.6
Cost of pharmaceutical and clinical services	6.7	7.0	13.5	12.7
Research and development expense	16.8	18.6	34.6	38.0
Change in the fair value of contingent consideration	13.0	(3.8)	(60.2)	(3.2)
Selling, general, and administrative expense	115.4	120.3	230.5	232.2
Total costs and expenses	189.6	179.5	292.3	351.3
Operating income	4.4	17.0	91.9	22.6
Other income (expense):
Interest income	0.4	0.3	0.8	0.6
Interest expense	(0.7)	(2.6)	(1.7)	(3.3)
Other	(0.4)	(2.6)	(0.7)	(3.8)
Total other income (expense):	(0.7)	(4.9)	(1.6)	(6.5)
Income before income tax	3.7	12.1	90.3	16.1
Income tax provision	(28.4)	6.2	(22.8)	11.4
Net income	$32.1	$5.9	$113.1	$4.7
Net loss attributable to non-controlling interest	—	—	(0.1)	—
Net income attributable to Myriad Genetics, Inc. stockholders	$32.1	$5.9	$113.2	$4.7
Earnings per share:
Basic	$0.46	$0.09	$1.64	$0.07
Diluted	$0.45	$0.09	$1.59	$0.07
Weighted average shares outstanding:
Basic	69.3	68.2	68.9	68.5
Diluted	71.9	68.3	71.2	68.9

Consolidated Balance Sheets (Unaudited)

(in millions)

	December 31,	June 30,
ASSETS	2017	2017
Current assets:
Cash and cash equivalents	$88.7	$102.4
Marketable investment securities	54.8	48.3
Prepaid expenses	9.8	12.7
Inventory	38.2	42.2
Trade accounts receivable, less allowance for doubtful accounts of $9.5 December 31,
2017 and $8.2 June 30, 2017	121.1	105.6
Prepaid taxes	8.4	0.2
Other receivables	6.0	5.7
Total current assets	327.0	317.1
Property, plant and equipment, net	48.4	51.1
Long-term marketable investment securities	58.5	48.5
Intangibles, net	475.2	491.6
Goodwill	319.4	316.1
Total assets	$1,228.5	$1,224.4
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$25.1	$22.0
Accrued liabilities	60.8	65.6
Short-term contingent consideration	70.0	127.3
Deferred revenue	3.4	2.6
Total current liabilities	159.3	217.5
Unrecognized tax benefits	33.4	25.2
Other long-term liabilities	6.6	7.2
Contingent consideration	11.0	13.2
Long-term debt	43.2	99.1
Long-term deferred taxes	60.8	84.4
Total liabilities	314.3	446.6
Commitments and contingencies
Stockholders’ equity:
Common stock, 69.4 and 68.4 shares outstanding at December 31, 2017 and June 30, 2017 respectively
Additional paid-in capital	871.1	851.4
Accumulated other comprehensive loss	(2.4)	(5.5)
Retained earnings (deficit)	44.8	(68.4)
Total Myriad Genetics, Inc. stockholders’ equity	914.2	778.2
Non-Controlling Interest	—	(0.4)
Total stockholders' equity	914.2	777.8
Total liabilities and stockholders’ equity	$1,228.5	$1,224.4

Consolidated Statement of Cash Flows (Unaudited)

(in millions)

	Six months ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income attributable to Myriad Genetics, Inc. stockholders	$113.2	4.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26.3	22.1
Non-cash interest expense	0.1	0.3
Gain (loss) on disposition of assets	0.1	(0.2)
Share-based compensation expense	13.3	15.2
Impairment of cost basis investment	—	2.5
Bad debt expense	16.0	18.1
Loss on extinguishment of debt	—	1.3
Deferred income taxes	(25.9)	2.9
Unrecognized tax benefits	8.2	0.6
Change in fair value of contingent consideration	(60.2)	(3.2)
Changes in assets and liabilities:
Prepaid expenses	2.9	8.3
Trade accounts receivable	(32.5)	(24.4)
Other receivables	1.5	(2.4)
Inventory	4.1	(10.4)
Prepaid taxes	(8.5)	(0.4)
Accounts payable	3.0	(2.0)
Accrued liabilities	(5.8)	(5.0)
Deferred revenue	0.7	0.5
Net cash provided by operating activities	56.5	28.5
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(3.7)	(3.9)
Acquisitions, net of cash acquired	—	(216.1)
Purchases of marketable investment securities	(61.3)	(49.0)
Proceeds from maturities and sales of marketable investment securities	45.2	108.9
Net cash used in investing activities	(19.8)	(160.1)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from common stock issued under share-based compensation plans	6.3	1.0
Net proceeds from revolving credit facility	—	204.0
Repayment of revolving credit facility	(56.0)	—
Net proceeds from term loan	—	199.0
Repayment of term loan	—	(200.0)
Fees paid for extinguishment of debt	—	(0.6)
Repurchase and retirement of common stock	—	(31.6)
Proceeds from Non-Controlling Interest	0.3	—
Net cash provided by (used in) financing activities	(49.4)	171.8
Effect of foreign exchange rates on cash and cash equivalents	(1.0)	(0.7)
Net increase (decrease) in cash and cash equivalents	(13.7)	39.5
Cash and cash equivalents at beginning of the period	102.4	68.5
Cash and cash equivalents at end of the period	$88.7	$108.0

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s belief that its strategy to build upon the solid foundation of its hereditary cancer business with diversified revenues from its industry-leading pipeline of new products will deliver significant future revenue and earnings growth; the Company’s expectation that the PRIME Care study will enroll over 2,000 patients with major depressive disorders at 21 VA medical centers; the Company’s expectation that it will submit a supplementary premarket approval application to the FDA under its existing PMA for BRACAnalysis CDx to include talazoparib; the Company’s third-quarter revenue guidance of $186 to $188 million, GAAP diluted earnings per share of $0.11 to $0.13, and adjusted earnings per share of $0.26 to $0.28, and the Company’s increased fiscal full year revenue guidance of total revenue of $760 to $770 million, GAAP diluted earnings per share guidance of $1.82 to $1.87, and adjusted earnings per share guidance of $1.11 to $1.16, as further discussed under the captions “Fiscal Year 2018 and Fiscal Third-Quarter 2018 Financial Guidance” and “Reconciliation of GAAP and Non-GAAP for Fiscal Year 2018 and Fiscal Third-Quarter 2018 Financial Guidance”; and the Company’s strategic directives under the caption “About Myriad Genetics.” These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described or implied in the forward-looking statements. These risks include, but are not limited to: the risk that sales and profit margins of the Company’s existing molecular diagnostic tests and pharmaceutical and clinical services may decline or will not continue to increase at historical rates; risks related to the Company’s ability to transition from its existing product portfolio to the Company’s new tests; risks related to changes in the governmental or private insurers’ reimbursement levels for the Company’s tests or the Company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests; risks related to increased competition and the development of new competing tests and services; the risk that the Company may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that the Company may not successfully develop new markets for its molecular diagnostic tests and pharmaceutical and clinical services, including the Company’s ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying the Company’s molecular diagnostic tests and pharmaceutical and clinical services tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating the Company’s laboratory testing facilities; risks related to public concern over the Company’s genetic testing in general or the Company’s tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the Company’s ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to the Company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses or acquires, including but not limited to the Company’s acquisition of Assurex, Sividon and the Clinic; risks related to the Company’s projections about the potential market opportunity for the Company’s products; the risk that the Company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the Company’s tests; the risk of patent-infringement claims or challenges to the validity of the Company’s patents; risks related to changes in intellectual property laws covering the Company’s molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; the risk that the Company may be unable to comply with financial operating covenants under the Company’s credit or lending agreements; the risk that the Company will be unable to pay, when due, amounts due under the Company’s credit or lending agreements; and other factors discussed under the heading “Risk Factors” contained in Item 1A of the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Statement regarding use of non-GAAP financial measures

In this press release, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached schedules.

Following is a description of the adjustments made to GAAP financial measures:

•	Acquisition - amortization of intangible assets: Represents recurring amortization charges resulting from the acquisition of intangible assets, including developed technology and database rights.
•	Acquisition – integration related costs: Costs related to closing and integration of acquired companies
•	Tax impact related to equity compensation – Changes in effective tax rate based upon ASU 2016-09
•	Potential future consideration related to acquisitions – Non-cash expenses related to valuation adjustments of earn-out and milestone payments tied to recent acquisitions
•	Impairment of Raindance Investment – One-time impairment charge associated with Myriad’s investment in Raindance Technologies
•	One-time debt restructuring costs – Charges related to the restructuring of the company’s debt from a one-year term loan to a revolving credit facility
•	One-time non-deductible costs – One-time non-deductible tax items
•	Elevate 2020 costs –Expenses tied to Elevate 2020 program

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures

for the Three and Six Months ended December 31, 2017 and 2016

(Unaudited data in millions, except per share amount)

	Three Months Ended		Six Months Ended
	Dec 31, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2016
Revenue	$194.0	$196.5	$384.2	$373.9
GAAP Cost of molecular diagnostic testing	$37.7	$37.4	$73.9	$71.6
GAAP Cost of pharmaceutical and clinical services	6.7	7.0	13.5	12.7
Acquisition - Integration related costs	—	—	—	—
Non-GAAP COGS	$44.4	$44.4	$87.4	$84.3
Non-GAAP Gross Margin	77%	77%	77%	77%
GAAP Research and Development	$16.8	$18.6	$34.6	$38.0
Acquisition - Integration related costs	—	—	—	(0.1)
Acquisition - amortization of intangible assets	(0.1)	(0.1)	(0.2)	(0.2)
Elevate 2020 costs	(0.1)	—	(0.1)	—
Non-GAAP R&D	$16.6	$18.5	$34.3	$37.7
GAAP Contingent Consideration	$13.0	$(3.8)	$(60.2)	$(3.2)
Potential future consideration related to acquisitions	(13.0)	3.8	60.2	3.2
Non-GAAP Contingent Consideration	$—	$—	$—	$—
GAAP Selling, General and Administrative	$115.4	$120.3	$230.5	$232.2
Acquisition - Integration related costs	—	(1.1)	—	(11.0)
Acquisition - amortization of intangible assets	(9.1)	(9.2)	(18.3)	(14.5)
Elevate 2020 costs	(1.5)	—	(2.7)	—
Non-GAAP SG&A	$104.8	$110.0	$209.5	$206.7
GAAP Operating Income	$4.4	$17.0	$91.9	$22.6
Acquisition - Integration related costs	—	1.1	—	11.1
Acquisition - amortization of intangible assets	9.2	9.3	18.5	14.7
Elevate 2020 costs	1.6	—	2.8	—
Potential future consideration related to acquisitions	13.0	(3.8)	(60.2)	(3.2)
Non-GAAP Operating Income	$28.2	$23.6	$53.0	$45.2
Non-GAAP Operating Margin	15%	12%	14%	12%
GAAP Net Income Attributable to Myriad Genetics, Inc. Stockholders	$32.1	5.9	$113.2	$4.7
Acquisition - Integration related costs	—	1.1	—	11.1
Acquisition - amortization of intangible assets	9.2	9.3	18.5	14.7
Elevate 2020 costs	1.6	—	2.8	—
Potential future consideration related to acquisitions	13.0	(3.8)	(60.2)	(3.2)
Tax impact related to equity compensation	(0.6)	0.6	(0.3)	3.0
One-time debt restructuring costs	—	1.3	—	1.3
One-time non-deductible costs	—	1.4	—	4.2
Tax reform affect on deferred taxes	(32.6)		(32.6)
Impairment of Raindance Investment	—	3.4	—	3.4
Tax effect associated with non-GAAP adjustments	(0.4)	(1.7)	(0.9)	(5.7)
Non-GAAP Net Income	$22.3	$17.5	$40.5	$33.5

GAAP Diluted EPS	$0.45	$0.09	$1.59	$0.07
Non-GAAP Diluted EPS	$0.31	$0.26	$0.57	$0.49
Diluted shares outstanding	71.9	68.3	71.2	68.9

Free Cash Flow Reconciliation

(Unaudited data in millions)

	Three Months Ended		Six Months Ended
	Dec 31, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2016
GAAP cash flow from operations	$33.0	$31.4	$56.5	$28.5
Capital expenditures	(2.1)	(2.4)	(3.7)	(3.9)
Free cash flow	$30.9	$29.0	$52.8	$24.6
Elevate 2020 costs	1.6	—	2.8	—
Acquisition - Integration related costs	—	1.1	—	9.0
Cash paid at closing to Assurex vendors	—	—	—	6.8
Tax effect associated with non-GAAP adjustments	(0.6)	(0.4)	(1.1)	(6.1)
Non-GAAP Free cash flow	$31.9	$29.7	$54.5	$34.3

Reconciliation of GAAP to Non-GAAP for Fiscal Year 2018 and Fiscal Third-Quarter 2018 Financial Guidance

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from guidance set forth below. Some of the factors that could affect the Company’s financial results are stated in the safe harbor statement of this press release. More information on potential factors that could affect the Company’s financial results are included under the heading "Risk Factors" contained in Item 1A in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Fiscal Year 2018
Diluted net income per share
GAAP diluted net income per share	$1.82 - $1.87
Acquisition - amortization of intangible assets	0.52
Change in contingent consideration	(0.85)
Tax reform impact on deferred taxes	(0.46)
One-time expenses	0.08
Non-GAAP diluted net income per share	$1.11 - $1.16

Fiscal Third-Quarter 2018
Diluted net income per share
GAAP diluted net income per share	$0.11 - $0.13
Acquisition - amortization of intangible assets	0.12
One-time expenses	0.03
Non-GAAP diluted net income per share	$0.26- $0.28